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RIDDELL SPORTS INC.                                                EXHIBIT 11.1
STATEMENT OF COMPUTATION OF EARNINGS PER SHARE

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
                                                        Twelve Months Ended Dec. 31,
                                                 -----------------------------------------
                                                    1996            1995          1994
                                                 -----------    -----------    -----------

Primary earnings per share:
---------------------------------------------

     Weighted average common shares out-
     standing during period                        8,067,985      8,067,985      7,973,952

     Common shares equivalents of dilutive
         stock options based on treasury
         stock method using average market
         price for quarter                           359,648              0              0
                                                 -----------    -----------    -----------
     Average common shares and equivalents         8,427,633      8,067,985      7,973,952
                                                 -----------    -----------    -----------
                                                 -----------    -----------    -----------

     Income (loss) before extraordinary item     $ 2,843,176    $ 2,370,534    ($4,932,947)

     Extraordinary item                                          (1,900,000)
                                                 -----------    -----------    -----------

     Net income for the period                   $ 2,843,176    $   470,534    ($4,932,947)
                                                 -----------    -----------    -----------
                                                 -----------    -----------    -----------

     Per Share Amounts:

         Income (loss) before extraordinary
         item                                    $      0.34    $      0.29    ($     0.62)

         Extraordinary item                             --            (0.23)          --
                                                 -----------    -----------    -----------

         Net income for the period               $      0.34    $      0.06    ($     0.62)
                                                 -----------    -----------    -----------
                                                 -----------    -----------    -----------


Fully diluted earnings per share:
---------------------------------------------

     Weighted average common shares out-
     standing during period                        8,067,985      8,067,985      7,973,952

     Common shares equivalents of dilutive
         stock options based on treasury stock
         method using higher of quarter ending
         market price or average quarterly
         market price                                411,306              0              0
                                                 -----------    -----------    -----------

     Average common shares and equivalents         8,479,291      8,067,985      7,973,952
                                                 -----------    -----------    -----------
                                                 -----------    -----------    -----------


     Income (loss) before extraordinary item     $ 2,843,176    $ 2,370,534    ($4,932,947)

     Extraordinary item                                          (1,900,000)
                                                 -----------    -----------    -----------

     Net income for the period                   $ 2,843,176    $   470,534    ($4,932,947)
                                                 -----------    -----------    -----------
                                                 -----------    -----------    -----------

     Per Share Amounts:

         Income (loss) before extraordinary      $      0.34    $      0.29    ($     0.62)
         item

         Extraordinary item                             --            (0.23)          --
                                                 -----------    -----------    -----------

         Net income for period                   $      0.34    $      0.06    ($     0.62)
                                                 -----------    -----------    -----------
                                                 -----------    -----------    -----------
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